Exhibit 3.5

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BIOPHARMX CORPORATION”, FILED IN THIS OFFICE ON THE THIRD DAY OF APRIL, A.D. 2017, AT 5:51 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5522198 8100 SR# 20172219552	Jeffrey W. Bullock, Secretary of State Authentication: 202317512 Date: 04-03-17
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:51 PM 04/03/2017
FILED 05:51 PM 04/03/2017
SR 20172219552 – File Number 5522198

BIOPHARMX CORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

BioPharmX Corporation (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.The name of the corporation is BioPharmX Corporation.

2.The Certificate of Incorporation of the Corporation is hereby amended to increase the authorized shares of the Corporation’s common stock by deleting the subsection (a) of Article FOURTH, and replacing such subsection with the following:

“(a) The total number of shares of capital stock which the Corporation shall have authority to issue is 460,000,000, of which (i) 450,000,000 shares are designated as common stock with a par value of $0.001 per share (“Common Stock”) and (ii) 10,000,000 shares are designated as preferred stock with a par value of $0.001 per share (“Preferred Stock”).”

3.The foregoing amendments to the Certificate have been duly approved by the Corporation’s Board of Directors in accordance with Section 242 of the DGCL.

4.The foregoing amendments to the Certificate have been duly approved by the Corporation’s stockholders in accordance with Sections 211 and 242 of the DGCL.

5.This certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President on this third day of April 2017.

BIOPHARMX CORPORATION

By:	/s/ Anja Krammer
	Name:	Anja Krammer
	Title:	President